NUVEEN INVESTMENT TRUST II

AMENDED AND RESTATED ESTABLISHMENT AND DESIGNATION

OF CLASSES

WHEREAS, on June 27, 1997, the Trustees of Nuveen Investment Trust II, a Massachusetts business trust (the “Trust”), acting pursuant to Sections 1 and 2 of Article IV of the Declaration of Trust dated June 27, 1997 (the “Prior Declaration”), divided the Shares of its series into four classes of shares, Class A Shares, Class B Shares, Class C Shares and Class R Shares, effective as of that date;

WHEREAS, the Trustees of the Trust, on December 1, 2000, further divided unissued Shares of its series into a fifth class of shares, Class D Shares;

WHEREAS, the Trustees of the Trust, on May 1, 2008, further divided unissued Shares of its series into a sixth class of shares, Class R3 Shares, and renamed the class of shares known as Class R Shares to its new name, Class I Shares;

WHEREAS, the Trustees of the Trust, on November 14, 2012, further divided unissued Shares of its series into a seventh class of shares, Class R6 Shares;

WHEREAS, the Trustees of the Trust, on November 18, 2016, further divided unissued Shares of its series into an eighth class of shares, Class T Shares;

WHEREAS, the Trustees of the Trust, acting at a meeting on February 11-12, 2026, adopted an Amended and Restated Declaration of Trust for the Trust (the “Declaration”), pursuant to which the Trustees have the authority to issue an ETF Class of Shares, as defined in the Declaration; and

WHEREAS, at the meeting of the Trustees of the Trust on February 11-12, 2026, the Trustees of the Trust authorized the further division of unissued Shares of the Trust’s series into a ninth class of shares, Class ETF Shares, effective as of May 1, 2026 and further authorized the amendment and restatement of the Trust’s Establishment and Designation of Classes to incorporate such action.

NOW THEREFORE, the undersigned Assistant Secretary of the Trust does hereby certify as follows that effective May 1, 2026:

1.  The nine Classes of Shares are designated “Class A Shares,” “Class B Shares,” “Class C Shares,” “Class D Shares”, “Class I Shares”, “Class R3 Shares”, “Class R6 Shares”, “Class T Shares” and “Class ETF Shares.”

2.  Each Class shall be entitled to all the rights and preferences accorded to Shares under the Declaration.

3.  The number of Shares of each Class designated hereby shall be unlimited.

4.  The purchase price of each Class , the method of determination of the net asset value of each Class, the price, terms and manner of redemption of each Class, any conversion or exchange feature or privilege of each Class, and the relative dividend rights of the holders of each Class shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust’s registration statement under the Securities Act of 1933, as amended (the “Prospectus”).

5.  Each Class shall bear the expenses of payments under any distribution and service agreements entered into by or on behalf of the Trust with respect to that Class, and any other expenses that are properly allocated to such Class in accordance with the Investment Company Act of 1940, or any rule or order issued thereunder and applicable to the Trust (the “1940 Act”).

6.  As to any matter on which shareholders are entitled to vote, all Classes of a series shall vote together as a single class; provided however, that notwithstanding the provisions of Section 4 of Article IX of the Declaration to the contrary, (a) as to any matter with respect to which a separate vote of any Class is required by the 1940 Act or is required by a separate agreement applicable to such Class, such requirements as to a separate vote by the Class shall apply, (b) except as required by (a) above, to the extent that a matter affects more than one Class and the interests of two or more Classes in the matter are not materially different, then the Shares of such Classes whose interests in the matter are not materially different shall vote together as a single Class, but to the extent that a matter affects more than one Class and the interests of a Class in the matter are materially different from that of each other Class, then the Shares of such Class shall vote as a separate class; and (c) except as required by (a) above or as otherwise required by the 1940 Act, as to any matter which does not affect the interests of a particular Class, only the holders of Shares of the one or more affected Classes shall be entitled to vote.

7.  The designation of Class A Shares, Class B Shares, Class C Shares, Class D Shares, Class I Shares, Class R3 Shares, Class R6 Shares, Class T Shares

and Class ETF Shares hereby shall not impair the power of the Trustees from time to time to designate additional classes of Shares of the Trust.

8.  Subject to the applicable provisions of the 1940 Act, the Trustees may from time to time modify the preferences, voting powers, rights and privileges of any of the Classes designated hereby or redesignate any of the Classes designated hereby without any action or consent of the Shareholders.

IN WITNESS WHEREOF, the undersigned, being an Assistant Secretary of the Trust, has executed this instrument as of this 30th day of April 2026.

/s/ Celeste Clayton
Assistant Secretary